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                                    EX. 10.12

                                    AGREEMENT

        AGREEMENT made this 6th day of May, 1997, between HENRY ISRAEL, Israeli Identity No.: 030203425, residing at 39 Ben Zakai Street, Bnei Barak, Israel (hereinafter "Henry Israel") on the one hand, and TTR TECHNOLOGIES LTD., an Israeli company with offices at 2 Hanagar Street, Kfar Saba, Israel ("TTR Ltd.") and TTR INC., an Delaware corporation with offices in New York, New York ("TTR Inc."; TTR Ltd. and TTR Inc., collectively referred to as the "TTR Companies") on the other hand.

                               W I T N E S S E T H

        WHEREAS, disputes between Henry Israel and TTR Ltd. have arisen in connection with the retention and termination of Henry Israel as a consultant to TTR Ltd., which disputes have resulted in claims brought by Henry Israel, inter-alia, for breach of contract against the TTR Companies. Henry Israel's claims are fully set forth in Civil File 368/97, District Court for Tel Aviv-Jaffa and Summary Judgment File 32591/97a, Magistrate Court for Tel Aviv-Jaffa (hereinafter, the "Lawsuit");

        WHEREAS, each of the TTR Companies expressly denies each and every claim and allegation set forth in the Lawsuit; and

        WHEREAS, the parties desire to resolve all disputes between them; Accordingly, the parties are entering into this Agreement.

NOW, THEREFORE, the parties agree hereafter as follows:

1.      Consideration & Undertakings of the Parties

        1.1 Consideration. In consideration of Henry Israel's full and final release of all claims, as set forth in the Lawsuit, the TTR Companies, jointly and severally, agree to the following:

        (i) within three (3) days after the due execution by the parties of this Agreement, pay to Henry Israel the amount of NIS 38,000, plus VAT (at a rate of 17%) (hereinafter, the "Back Fees"); and

        (ii) issue to Henry Israel within ten (10) business days following the effectiveness of this Agreement, 15,000 shares of the Common Stock, par value $0.001, of TTR Inc. (hereinafter, the "Shares"). The parties agree that for purposes of this Agreement, issuance of the Shares shall be deemed to have fully and finally occurred upon presentation to Henry Israel of the opinion of








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        Aboudi & Brounstein, Law Offices, to the effect that all actions necessary for the issuance of the Shares hereunder have been completed.

        1.2    Other Undertakings of the TTR Companies.

        (i) At any time that TTR Inc. proposes to register (including for this purpose a registration effected by TTR Inc. for any of its existing shareholders) any of its share capital or other securities under the Securities Act of 1933 (hereinafter, the "Securities Act"), as amended, the Company shall, at such time, cause to be registered under the Act all of the Shares. TTR Inc. acknowledges that registration under this
        Section 1.2(i) comprises a fundamental provision of this Agreement and, accordingly, will use its best efforts to facilitate and expedite the registration of the Shares.

        (b) At any time following the 180th day after registration of the Shares in accordance with the provisions of Section 1.2(i) and continuing for three (3) business (trading) days thereafter, upon and subject to the sale, transfer or other disposition of the Shares (or any part thereof) in a bona-fide arms-length ordinary brokerage transaction in the over-the-counter market (and not by way of a private sale) (hereinafter, the "Share Disposition"), TTR Inc. will remit to Henry Israel, at Henry Israel's written request, an amount per Share, equal to the difference between $15.50 and the actual gross consideration (the actual price at which the trade is completed, as recorded by the broker) received by Henry Israel (or his designee) in connection with such Share Disposition; PROVIDED, THAT, TTR Inc.'s, obligation under this Sub-section 1.2(ii) shall terminate and be of no force or effect if at any time after registration of the Shares as provided under Section 1.2(i) above, the per Share sale price at which TTR Inc.'s publicly traded Common Stock trades in the over-the-counter market averages in excess of $15.50 per Share for a two (2) consecutive day period ; PROVIDED, FURTHER, that, TTR Inc.'s obligation hereunder shall be exercised, at the request of Henry Israel as herein provided, on only one (1) occasion. In determining the average price at which TTR Inc.'s publicly traded Common Stock trades in the over-the-counter market in a given one (1) day period, the sale price per share of Common Stock traded shall be multiplied by the number of shares traded at that price (the product being the "Traded Dollar Amount per Transaction") for all transactions, and the aggregate Dollar amount of all Traded Dollar Amount per Transaction shall be divided by the total number of shares traded on such day.

        Notwithstanding anything to the contrary contained herein, TTR Inc.'s obligation hereunder shall terminate and be of no further force or effect with respect to any part of such Shares that are transferred, sold or otherwise disposed of at any time after their issuance hereunder and prior to the 180th day after registration of such Shares (under
        Section 1.2(i) above).

1.3 Undertaking of Henry Israel. Immediately upon the effectiveness of this Agreement and the payment by the TTR Companies of the Back Fees, Henry Israel shall transfer to the Company a Philips CDD 2000, Plextor 4.5 speed external CD, SCSI Card and cables.









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2. Mutual Releases. Upon the issuance of the Shares as in accordance with the provisions of Section 1.1(ii) hereunder, Henry Israel does hereby absolutely and unconditionally release and forever discharge each of the TTR Companies, their respective officers, directors, employees, agents, attorneys, insurers, successors and assigns from any claims, demands, rights and causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including specifically, but without limiting the generality of the foregoing, any and all claims Henry Israel could have asserted against the TTR Companies.

        Upon the issuance of the Shares as in accordance with the provisions of
Section 1.1(ii) hereunder, each of the TTR Companies does hereby absolutely and unconditionally release and forever discharge Henry Israel, his heirs, executors, beneficiaries, counsel and assigns from any claims, demands, rights and causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including specifically, but without limiting the generality of the foregoing, any and all claims the TTR Companies could have asserted against Henry Israel.

3. Confidentiality. Each of Henry Israel and the TTR Companies hereby undertakes
(i) to keep confidential and (ii) not to disclose to any party - any and all matters relating to this Agreement and the Lawsuit, unless required by applicable law, the Act, the Securities Exchange Act of 1934, as amended, or relevant regulations. Henry Israel acknowledges that this provision is fundamental to the TTR Companies and that without it the TTR Companies would not enter into this Agreement. Henry Israel acknowledges that any actual or threatened violation of this restriction set forth in this section 3 may cause irreparable harm to the TTR Companies to which there may be no adequate legal remedy in damages. In the event of an actual or threatened violation of the foregoing restrictions, each of the TTR Companies and Henry Israel shall be entitled to temporary and permanent injunctive relief, in addition to any other remedy available to it under applicable law.

4. Stipulation of Dismissal: Concurrently with the issuance of the Shares in accordance with the provisions of Section 1.1(ii), the parties, through their respective counsel, shall enter into and file with the District Court in Tel Aviv-Jaffa, within twenty four (24) hours of the issuance of the Shares hereunder, a dismissal of the Lawsuit with prejudice. However, the Court in Tel Aviv-Jaffa shall expressly retain exclusive jurisdiction over the action for purpose of enforcing this Agreement, but, unless a Party breaches this Agreement, this Agreement shall not be filed with the Court.

5. Reliance and Complete Agreement. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral.








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6. Modification. The terms of this Agreement may be modified only upon written consent of the parties.

        IN WITNESS WHEREOF, each of the parties has set forth his signature as of the date first written above.

                                            TTR LTD.

                                            By: ________________
                                            Title:


                                            TTR INC.

                                            By: ________________
                                            Title:

                                            ____________________
                                            HENRY ISRAEL



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